UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 21, 2017 (November 17, 2017) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2017 (the “Agreement Date”), the Company entered into an Agreement Not to Convert (the “Agreement Not to Convert”) with Mark D. Burish, pursuant to which Burish agreed that, until the stockholders of the Company approve the issuance by the Company of all of Burish’s currently owned and to be acquired shares of 9% Cumulative Voting Convertible Preferred Stock, Series A (“Series A Preferred Stock”), Burish would waive his right to convert into Common Stock all or any of the Series A Preferred Stock currently owned or to be acquired by him. The agreement of Burish to waive his right to convert all or any of his shares of Series A Preferred Stock into Common Stock will no longer be effective at such time as the stockholders of the Company approve the issuance of all of Burish’s currently owned and to be acquired shares of Series A Preferred Stock. In connection therewith, the Company agreed to submit a proposal to its stockholders with respect to approval of such issuance at its next stockholders meeting. Burish and the Company both agreed that the shares of Series A Preferred Stock held by Burish will not be voted with respect to approval of such issuance.

The foregoing description of the Agreement Not to Convert does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Agreement Not to Convert, which is incorporated into this Item 1.01 by reference to Exhibit 10.1, to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On November 17, 2017, Mr. David C. Kleinman retired from the board of directors (the “Board”) of Sonic Foundry, Inc. (the “Company”), effective on that date.  Mr. Kleinman retired as a director of the Company and as member and chair of both the Company’s Audit and Executive Compensation Committee.

(d) On November 17, 2017, the Board appointed Messrs. Nelson A. Murphy and David F. Slayton to serve as members of the Company’s Board of Directors, who will serve until the Company’s annual stockholders meeting in March 2018. Effective the same date the Board approved a resolution to increase the number of current members of the Board from five to six and appointed both Messrs. Murphy and Slayton to the Company’s Audit Committee, with Mr. Murphy to serve as Chair. The appointments fill vacancies created by the retirement of Mr. Kleinman and by an increase in the size of the Board. The Board determined that both Messrs. Murphy and Slayton are independent directors, increasing the number of independent directors to four.

Mr. Murphy has been the Executive VP, Finance & Operations for Catawba College, a private liberal arts college since 2015. Previously he held senior corporate positions including VP - Finance, Electronic Systems Sector at Northrop Grumman Corporation and senior finance roles for AT&T in the US, Europe and Latin America. Mr. Murphy has a B.S. in Accounting from Wake Forest University.

Mr. Slayton, has been CFO of Ovative Group, a digital media agency and analytics firm, since 2013. He previously served as co-founder, Executive Vice President - CFO and a member of the board of Alice.com, Inc., CFO at Shavlik Technologies, LLC, Managing Director and co-founder at Haviland Partners Inc. and Executive Vice President and CFO of NameProtect Inc. Slayton earned a B.S. degree in Management with a minor in Economics from the Massachusetts Institute of Technology and an MBA from the Harvard University Graduate School of Business Administration.

There was no arrangement or understanding between Messrs. Murphy or Slayton, on the one hand, and any other person, on the other hand, pursuant to which Messrs. Murphy and Slayton were selected as directors. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which either Mr. Murphy or Mr. Slayton had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. As an element of the compensation that the Company provides to all new non-employee directors, Messrs. Murphy and Slayton will each be receiving non-qualified options to purchase 2,000 shares of the Company’s common stock.

A copy of the Company’s press release dated November 21, 2017 is being furnished as Exhibit 99.1 to this current report on Form 8-K and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.03. Amendments to Articles of Incorporation.

On November 21, 2017, the Company filed Articles Supplementary to the Articles of Incorporation of the Company with the Maryland Department of Assessments and Taxation with respect to the Series A Preferred Stock (the “Articles Supplementary”), which had the effect of amending the previously filed Articles Supplementary with respect to such Series A Preferred Stock. The purpose of this filing was to decrease the voting rights of such Series A Preferred Stock from 236 to 221 votes per share.

Description of Series A Preferred Stock (as amended)

This section describes the general terms and provisions of the Series A Preferred Stock.  A copy of the Articles Supplementary is filed with this report as Exhibit 3.1 and is incorporated herein by reference.  Although the Company believes this summary covers the material terms and provisions of the Series A Preferred Stock as contained in the Articles, it may not contain all of the information that is important to investors.

Authorized Shares, Stated Value and Liquidation Preference. Two thousand five hundred shares are designated as the Series A Preferred Stock with a stated value and liquidation preference of $1,000 per share.

Ranking.  The Series A Preferred Stock ranks senior to future classes or series of preferred stock established after the issue date of the Series A1 Preferred Stock which do not expressly provide that such class or series will rank senior to the Series A Preferred Stock. The Series A Preferred Stock ranks senior to the Company’s common stock.

Dividends. Holders of Series A Preferred Stock will receive monthly dividends at an annual rate of 9%, payable in additional shares of Series A Preferred Stock, based on the number of shares of Series A Preferred Stock held.

Voting Rights. The holders of the Series A Preferred Stock will vote together with the holders of common stock as a single class on all matters upon which the holders of common stock are entitled to vote. Each share of Series A Preferred Stock will be entitled to 221 votes per share, subject to adjustment in the event the Company subdivides or combines its outstanding shares of common stock. In addition, the holders of the Series A Preferred Stock will vote as a separate class with respect to any charter amendment that would alter the contract rights of the Series A Preferred Stock, as expressly set forth in the Company’s charter.

Liquidation. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A Preferred Stock will be entitled, before any distribution or payment out of our assets may be made to or set aside for the holders of any of the junior capital stock and subject to the rights of creditors, to receive a liquidation distribution in an amount equal to $1,000 per share (“the Liquidation Amount”).

Redemption. The Series A Preferred Stock is not redeemable.

Preemptive Rights.  Holders of the Series A Preferred Stock do not have preemptive rights.

Optional Conversion by Investors.  At any time, each holder of Series A Preferred Stock has the right, at such holder’s option, to convert all or any portion of such holder’s Series A Preferred Stock into shares of the Company’s common stock prior to the mandatory conversion of the Series A Preferred Stock.

Optional Conversion by the Company.  At any time on or after May 30, 2018, the Series A Preferred Stock may be converted into Common Stock at the option of the Company.

Conversion Amount.  Each share of Series A Preferred Stock is convertible into that number of shares of common stock determined by dividing $4.23 into the Liquidation Amount of the shares of Series A Preferred Stock being converted,, subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions, stock splits, subdivisions and combinations.

Registration Rights. Holders of the Series A Preferred Sock do not have registration rights.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

3.1	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on November 21, 2017
10.1	Agreement Not to Convert, entered into on November 17, 2017, between the Company and Mark Burish
99.1	Press release of Sonic Foundry, Inc., dated November 21, 2017

EXHIBIT LIST

NUMBER DESCRIPTION

3.1	Articles Supplementary, filed with the Maryland Department of Assessments and Taxation on November 21, 2017

10.1	Agreement Not to Convert, entered into on November 17, 2017, between the Company and Mark Burish

99.1	Press release of Sonic Foundry, Inc., dated November 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

November 21, 2017	By: /s/ Kenneth A. Minor
Kenneth A. Minor
                         Chief Financial Officer